                                                                    Exhibit 10.5

                         TRANSITION SERVICES AGREEMENT

        TRANSITION SERVICES AGREEMENT, dated as of March 31, 2000 (the "Services Agreement"), by and between SILICON GRAPHICS, INC., a Delaware corporation ("SGI"), and TERA COMPUTER COMPANY, a Washington corporation ("Tera"). SGI and Tera are sometimes hereinafter collectively referred to as the "Parties."

                                    RECITALS

        A. SGI and Tera are parties to an Asset Purchase Agreement, dated as of March 1, 2000, as amended March 31, 2000 (the "Asset Purchase Agreement"), pursuant to which Tera has agreed to acquire certain business and assets of SGI.

        B. The Parties are interested in purchasing from each other certain transition services listed and described in Schedule A and Schedule B attached hereto during certain transition periods commencing from the date hereof.

        NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to become legally bound, hereby agree as follows:

                                    SECTION 1
                       AGREEMENT TO SELL AND BUY SERVICES

        1.1 Definitions. Except as otherwise defined in this Services Agreement, all capitalized terms shall have the meaning assigned to them in the Asset Purchase Agreement.

        1.2 Provision of Services.

               (a) SGI shall provide to Tera the services described on Schedule A (the "SGI Services") for the period set forth on Schedule A for each such SGI Service. All of the SGI Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule A.

               (b) Tera shall provide to SGI the services described on Schedule B (the "Tera Services" and together with the SGI Services, the "Services") for the period set forth on Schedule B for each such Tera Service. All of the Tera Services shall be provided in accordance with the terms, limitations and conditions set forth herein and on Schedule B.

               (c) The Party providing Services (the "Service Provider") shall receive, as payment for providing each Service, the amount, if any, set forth on Schedule A or B, as the case may be, for each such Service.

               (d) If the Service Provider's obligation to perform any Service expires or is terminated pursuant to this Agreement, there shall be no obligation to reinstate such Service, unless the Parties mutually agree in writing.

               (e) If after the date of this Agreement, either Party identifies any additional Service it reasonably requires from the other Party in order to operate its business, the Parties will negotiate in good faith for such additional Service and amend Schedule A or B, as the case may be, to reflect the same; provided that this Section 1.2(e) shall not require any Party to provide any additional Services absent the agreement of such Party.

        1.3 Access.

               (a) Tera shall make available on a timely basis to SGI all information and materials reasonably required by SGI to enable it to provide the SGI Services. SGI shall not be liable for any claims, errors or omissions resulting from untimely or incorrect information provided by Tera. To the extent reasonably necessary in order to provide the SGI Services, upon reasonable advance notice to the applicable Tera Representative (as defined below), Tera shall give appropriate representatives of SGI reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of Tera.

               (b) SGI shall make available on a timely basis to Tera all information and materials reasonably required by Tera to enable it to provide the Tera Services. Tera shall not be liable for any claims, errors or omissions resulting from untimely or incorrect information provided by SGI. To the extent reasonably necessary in order to provide the Tera Services, upon reasonable advance notice to the applicable SGI Representative (as defined below), SGI shall give appropriate representatives of Tera reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of SGI.

        1.4 Tera Representatives. Tera has designated the individual(s) set forth on Schedule B for each Tera Service as its representative(s) for such Tera Service (the "Tera Representatives") who have the authority to act on Tera's behalf in connection with the performance of such Tera Services for which they are the named Tera Representative, and who shall serve as the primary contact for communications between SGI and Tera concerning the performance of such Tera Services for which they are the named Tera Representative. No Tera Representative has the authority to (i) amend or supplement the terms, limitations or conditions of any Tera Service set forth on Schedule B or (ii) agree to provide any services beyond the Tera Services described on Schedule B.

        1.5 SGI Representatives. SGI has designated the individual(s) set forth on Schedule A for each SGI Service as its representative(s) for such SGI Service (the "SGI Representatives") who have the authority to act on SGI's behalf in connection with the performance of such SGI Services for which they are the named SGI Representative, and who shall serve as the primary contact for communications between Tera and SGI concerning the performance of such SGI Services for which they are the named SGI Representative. No SGI Representative has the authority to (i) amend or supplement the terms, limitations or conditions of any SGI Service set forth on Schedule A or (ii) agree to provide any services beyond the SGI Services described on Schedule A.

                                    SECTION 2
                    SERVICES, PAYMENT; INDEPENDENT CONTRACTOR

        2.1 Services to be Provided.

               (a) Unless otherwise agreed in writing by the Parties, the Service Provider shall use commercially reasonable efforts to perform all Services to be performed under this Services Agreement. Notwithstanding anything to the contrary contained herein, the Service Provider shall not be in default of its obligations to provide any Service hereunder to the extent the inability to provide such Service arises out of the other Party's failure to perform such tasks as are required to be performed by the other Party to enable the Service Provider to provide such Service.

               (b) SGI and Tera agree to cooperate, to provide such information, and to take such actions as may be reasonably required to assist each other in accomplishing the Services, including, without limitation, in the manner specifically set forth in Schedules A and B hereto. The Parties agree to maintain the confidentiality of all non-public information relating to the other Party and its affiliates regarding the Services and each Party's business activities, except as may be required to be disclosed by law.

               (c) Any amendment, supplement, variation, alteration or modification to any Service as described on Schedule A or B must be made in writing and signed by an executive officer or agent of each of the Parties.

               (d) The Service Provider shall have the right to cease temporarily for maintenance purposes the operation of the equipment or facilities providing any Service whenever in its reasonable and good faith judgment such action is necessary. In the event such maintenance is required, the other Party shall be reasonably notified of such maintenance (which notice may be given during or after any emergency maintenance). Notwithstanding the above, the Service Provider shall give the other Party as much advance notice of any shutdown as is practicable, but in no event less that five business days (except in the case of an emergency as set forth above). Where written notice is not feasible, oral notice may be given. The Service Provider shall be relieved of its obligations to provide such Service during the period that its equipment or facilities are shut down; provided that the Service Provider shall use all reasonable efforts to restart such equipment or reopen such facilities as promptly as practicable.

        2.2 Payment. Invoices for SGI Services rendered will be delivered to Tera as provided in Schedule A for each SGI Service for which SGI will be paid, and amounts charged shall be payable as provided in Schedule A. Invoices for Tera Services rendered will be delivered to SGI as provided in Schedule B for each Tera Service for which Tera will be paid, and amounts charged shall be payable as provided in Schedule B. Invoiced amounts not paid when due shall be subject to late charges for each month and portion thereof that the invoice is overdue, with such late charges calculated at the lesser of (i) 18% and (ii) the maximum rate allowed by applicable law.

        2.3 Independent Contractor. All Services performed by a Service Provider under this Services Agreement shall be performed by the Service Provider as an independent contractor, and employees of the Service Provider or any other entities providing Services shall at all times be under the Service Provider's sole discretion and control. Neither the Service Provider nor any other person or entity performing any Services hereunder shall be deemed for any purpose to be the agent, servant, employee, or representative of the other Party in the performance of this Services Agreement. Nothing in this Services Agreement shall be construed to mean that a Service Provider is a partner of the other Party or a joint venturer with the other Party. The relationship of the Service Provider to the other Party under this Services Agreement, and with respect to the Services, shall be that of an independent contractor. The Service Provider shall be responsible for and shall withhold or pay, or both, as may be required by law, all taxes pertaining to the employment of its personnel and/or performance by it of the Services. The Service Provider also assumes full responsibility for the payment of all payroll burdens, fringe benefits and payroll taxes, whether federal, state, municipal or otherwise, as to its employees, servants or agents engaged in the performance of any Services.

                                    SECTION 3
                           TERM OF PARTICULAR SERVICES

        The provision of SGI Services shall commence on the date hereof and, with respect to each SGI Service listed in Schedule A, shall terminate as set forth in Section 6.1 below; provided, however, that (i) Tera may cancel any SGI Service with written notice to SGI; and (ii) SGI may cancel any SGI Service in accordance with the terms and conditions in Schedule A. The provision of Tera Services shall commence on the date hereof and, with respect to each Tera Service listed in Schedule B, shall terminate as set forth in Section 6.1 below; provided, however, that (i) SGI may cancel any Tera Service with written notice to Tera; and (ii) Tera may cancel any Tera Service in accordance with the terms and conditions in Schedule B.

                                    SECTION 4
                                  FORCE MAJEURE

        The Service Provider shall not be liable for any interruption of service, delay or failure to perform under this Services Agreement when such interruption, delay or failure results from causes beyond its reasonable control, including, but not limited to, any strikes, lockouts or other labor difficulties, acts of any government, riot, insurrection or other hostilities, embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays, or inability to obtain necessary labor, materials or utilities. In any such event, the Service Provider's obligations hereunder and the other Party's obligations to pay for any Service so suspended or delayed hereunder shall be postponed for such time as the Service Provider's performance is suspended or delayed on account thereof. The Service Provider will notify the other Party promptly, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, the Service Provider will use all reasonable efforts to resume its performance as soon as reasonably practicable. The Parties agree that the terms of this Services Agreement shall be extended for a period of time equal to the period of time during which the Service Provider's obligations under this Services Agreement are suspended pursuant to this Section 4.

                                    SECTION 5
                                   LIABILITIES

        5.1 Consequential and Other Damages. The Service Provider shall not be liable for, and the other Party expressly waives any right to recover, whether in contract, in tort (including without limitation negligence and strict liability), or otherwise, any punitive, exemplary, special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, the Service Provider's performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including, but not limited to, loss of profits, business interruptions and claims of customers.

        5.2 Limitation of Liability. In any event, the liability of the Service Provider with respect to this Services Agreement or anything done in connection herewith, including, but not limited to, the performance or breach hereof, or from the sale, delivery, provisions or use of any Service or product provided under or covered by this Services Agreement, whether in contract, tort (including without limitation negligence or strict liability) or otherwise, shall not exceed the aggregate of all fees then paid by the other Party to the Service Provider hereunder.

        5.3 Obligation to Reperform. In the event of any material breach of this Services Agreement by the Service Provider with respect to any error or defect in the provision of any Service, the other Party shall promptly notify the Service Provider of said breach, and the Service Provider shall, at the other Party's reasonable request, promptly make all reasonable efforts to correct such error or defect.

        5.4 Release and Indemnity. Except as specifically set forth in this Services Agreement, the Party receiving Services shall indemnify and hold harmless the Service Provider, its subsidiaries, affiliates, successors and assigns, and its and their respective directors, officers, members, shareholders, agents and employees (collectively, the "Service Provider Indemnitees"), against and from any and all claims, demands, complaints, liabilities, losses, damages and all costs and expenses arising from or relating to (i) the use of any Service by such Party, or (ii) the presence of such Party or its employees, agents or subcontractors on the Service Provider's premises; provided, however, that no Service Provider Indemnitee shall be entitled to indemnification hereunder to the extent its claim for indemnification shall be finally adjudged to be attributable to its gross negligence, bad faith or willful misconduct, as may be finally determined by a court of competent jurisdiction.

                                    SECTION 6
                                   TERMINATION

        6.1 Termination. This Services Agreement shall terminate on the earliest to occur of (i) with respect to any individual Service, the date of termination as provided in Schedule A or B hereto, (ii) the date on which the provision of all Services has been terminated pursuant to Section 6.1 (i), or has been canceled pursuant to Section 3, and (iii) the date on which this Services Agreement is terminated pursuant to Section 6.2 below.

        6.2 Breach of Services Agreement. If any Party shall cause or suffer to exist any material breach of any of its obligations under this Services Agreement, including, but not limited to, any failure to deliver Services or to make payments when due, and said Party does not cure such default within twenty
(20) days (or, in the case of any payment default, within fifteen (15) days) after receiving written notice thereof from the non-breaching Party (unless the Party receiving the notice of default disputes the existence of such default, in which case the cure periods referred to above shall begin to run from and after the date of a final decision by a court of competent jurisdiction finding that a default exists hereunder), the non-breaching Party may terminate this Services Agreement including the provision of Services pursuant hereto, immediately by providing written notice of termination.

        6.3 Sums Due. In the event of a termination of this Services Agreement, the Service Provider shall be entitled to all outstanding amounts due from the other Party for Services provided under this Services Agreement up to the date of termination.

        6.4 Effect of Termination. Sections 2.2, 5.1, 5.2, 5.3, 5.4, 6.3, 7.5,
7.7, 7.8 and this Section 6.4 shall survive any termination of this Services Agreement.

                                    SECTION 7
                                  MISCELLANEOUS

        7.1 Notices. All notices or other communications made in connection with this Services Agreement shall be in writing, except as otherwise expressly permitted herein. Any notice or other communication in connection herewith shall be duly given: (a) on the day of delivery, if personally delivered to the person identified below; (b) three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested; (c) one business day after delivery to any overnight express courier service; and (d) on the business day of receipt if sent by facsimile or other customary means of telecommunication, provided receipt thereof is orally confirmed and a copy thereof is sent in the manner provided by clause (a) or (b) hereof, addressed as follows:

               (a)    If to SGI:

                      Silicon Graphics, Inc.
                      2011 North Shoreline Boulevard
                      Mountain View, California 94043-1398
                      Attention:  Legal Services
                      Telecopier:  (650) 932-0652

               (b)    If to Tera:

                      Tera Computer Company
                      411 First Avenue South, Suite 600
                      Seattle, Washington 98104-2860
                      Attention: Kenneth W. Johnson
                      Telecopier: (206) 701-2218

Such addresses may be changed, from time to time, by means of a written notice given in the manner provided in this Section. Copies delivered to outside or in-house counsel shall not constitute notice.

        7.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Except as specifically agreed herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that without the consent of the other Party, (i) a Party may assign any or all of its rights and obligations hereunder to any of its subsidiaries, in which event the assigning Party shall remain fully liable for the performance of all its obligations hereunder; and (ii) subject to the limitations of Section 16.3 of the Asset Purchase Agreement, a successor in interest by merger, by operation of law, or by assignment, purchase or other acquisition of all or substantially all the business of a Party may acquire the respective rights and obligations of such Party under this Agreement. Any prohibited assignment shall be null and void.

        7.3 No Third-Party Beneficiaries. Except as provided in Section 5.4 with respect to release and indemnity, nothing in this Services Agreement shall confer any rights upon any person or entity other than the Parties, and each such Party's respective successors and permitted assigns.

        7.4 Amendment, Waivers, Etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by an executive officer of the Party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

        7.5    Confidential Information; Title to Date.

               (a) Each of the Parties acknowledges that any information of the other Party received in the course of performance under this Services Agreement shall be confidential information and shall be subject to the restrictions on disclosure set forth in the Mutual Nondisclosure Agreement, dated as of August 4, 1999, as amended by Amendment No. 1 thereto, dated as of December 13, 1999, and as further amended by Section 16.2 of the Asset Purchase Agreement, between the Company and Service Provider.

               (b) The Company acknowledges that, except as expressly provided in the Asset Purchase Agreement, it will acquire no right, title or interest (including without limitation any license rights or rights of use) in any software or the licenses therefor which are owned or used by the Service Provider, solely by reason of the Service Provider's provision of the Services provided hereunder.

        7.6 Governing Law. THIS SERVICES AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

        7.7 Dispute Resolution.

               (a) Negotiation. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this contract. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within fifteen (15) days after delivery of the disputing Party's notice, the executives of both Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other will be honored. If the matter has not been resolved by these persons within fifteen (15) days of the first meeting, the dispute shall be referred to more senior executives of both Parties who have authority to settle the dispute and who shall likewise meet to attempt to resolve the dispute.

               (b) Mediation. If the Parties are unable to resolve the matter within thirty (30) days of the delivery of the disputing Party's notice, or if the Parties fail to meet within twenty (20) days, the Parties shall endeavor to settle the dispute by mediation. The Parties shall select a neutral mediator that is acceptable to both Parties. The Parties shall have forty-five (45) days from the date a neutral mediator is selected to gather information and perform discovery relating to the dispute (the "Discovery Period"). The costs of mediation shall be split evenly by the Parties.

               (c) Litigation. If the Parties are unable to resolve the dispute after a reasonable period of mediation, either party may seek resolution through the judicial process, consistent with the terms of this Agreement.

               (d) Confidentiality. All discussions and negotiations pursuant to this Section are confidential and shall be treated as compromise and settlement discussions for purposes of the applicable rules of evidence. Notwithstanding the foregoing, materials gathered during the Discovery Period shall not be excluded from any subsequent litigation in the event that mediation is not successful.

        7.8 Schedules. All Schedules to this Services Agreement and all terms and conditions contained therein shall be construed with and as integral parts of this Services Agreement to the same extent as if they were set forth verbatim herein.

        7.9 Entire Agreement. This Services Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

        7.10 Counterparts. This Services Agreement maybe executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

        7.11 Headings. The headings contained in this Services Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Services Agreement.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have executed this Services Agreement as of the date first written above.


                                            SILICON GRAPHICS, INC.


                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------


                                            TERA COMPUTER COMPANY


                                            By:
                                               ---------------------------------
                                               Its:
                                                   -----------------------------



[Transition Services Agreement]